      As filed with the Securities and Exchange Commission on July 22, 2002

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________

                QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)
                              _____________________

              Delaware                                     33-0933072
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)

                              17872 Cartwright Road
                            Irvine, California 92614
              (Address of registrant's principal executive offices)


                            2002 Stock Incentive Plan
                            (Full title of the plan)

                               Alan P. Niedzwiecki
                      President and Chief Operating Officer
                              17872 Cartwright Road
                            Irvine, California 92614
                                 (949) 399-4500
 (Name, address and telephone number, including area code, of agent for service)

                                 With a copy to:

                             Jonathan F. Atzen, Esq.
                             Craig S. Mordock, Esq.
                             Morrison & Foerster LLP
                              555 West Fifth Street
                       Los Angeles, California 90013-1024
                                 (213) 892-5200

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                           Proposed maximum         Proposed maximum
    Title of Securities to be            Amount to          offering price         aggregate offering          Amount of
           Registered                be registered (1)       per share (2)               price (2)         registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
 per share ......................     3,500,000 shares            $4.89                $17,115,000               $1,575
==============================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum aggregate offering and amount of registration fee are calculated on the basis of the average of the high and low prices of the Company's common stock reported on the Nasdaq National Market (when-issued trading) on July 16, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents sent or given to participants in the plans specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         (a) The Registrant's Registration Statement on Form 10 (File No. 0-49629) (the "Form 10"), filed under Section 12(g) of the Exchange Act.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the Common Stock of the Registrant, $.001 par value per share ("Common Stock"), contained in the Registrant's Form 10, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(a)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as our company, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Our Bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law in connection with proceedings with which any such person is involved by virtue of his or her status as an officer or director. In addition, we intend to maintain directors' and officers' liability insurance.

         Our Certificate of Incorporation eliminates the liability of each of our directors to our stockholders or us for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.                       Description

      5.1    Opinion of Morrison & Foerster LLP

     10.1 Quantum Fuel Systems Technologies Worldwide, Inc. 2002 Stock Incentive Plan and form of Stock Option Agreement

     23.1    Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1)

     23.2    Consent of Ernst & Young LLP, independent auditors

     24.1 Power of Attorney (included on signature page of this Registration Statement)


Item 9.  Undertakings.

       (a)     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on July 19, 2002.

                                       Quantum Fuel Systems Technologies
                                       Worldwide, Inc.

                                       By: /s/ Alan P. Niedzwiecki
                                           -------------------------------------
                                           Alan P. Niedzwiecki
                                           President and Chief Operating Officer

                                POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Alan P. Niedzwiecki and Dale L. Rasmussen, as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf this Registration Statement on Form S-8 in connection with the offering of common stock by Quantum Fuel Systems Technologies Worldwide, Inc. and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, and each of them, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, jointly or severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the following persons in the capacities and on the dates indicated.

Name and Signature                                               Title                                Date
------------------                                               -----                                ----
/s/ Alan P. Niedzwiecki                           President, Chief Operating Officer,                July 19, 2002
--------------------------
Alan P. Niedzwiecki                              Director (Principal Executive Officer)

/s/ William B. Olson                                Chief Financial Officer of IMPCO                 July 19, 2002
--------------------------
William B. Olson*                                          Technologies, Inc.*
                                                  (Principal Financial and Accounting
                                                                Officer)

/s/ Dale L. Rasmussen                               Chairman of the Board; Director                  July 19, 2002
--------------------------
Dale L. Rasmussen

* As Chief Financial Officer of IMPCO Technologies, Inc., which currently is the parent of the Registrant, Mr. Olson performs the functions of Principal Financial and Accounting Officer of the Registrant.

EXHIBIT INDEX

Exhibit No.                         Description

      5.1    Opinion of Morrison & Foerster LLP

     10.1 Quantum Fuel Systems Technologies Worldwide, Inc. 2002 Stock Incentive Plan and form of Stock Option Agreement

     23.1    Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1)

     23.2    Consent of Ernst & Young LLP, independent auditors

     24.1 Power of Attorney (included on signature page of this Registration Statement)